Exhibit 99.1

333 West Wacker Drive
Chicago IL 60606
Tel: +1 312 897-4000

Contact	Matt Schuler	Date	February 5, 2020
Telephone:	+1-312-897-4192	Email:	matt.schuler@lasalle.com

JLL Income Property Trust
Announces Tax Treatment of 2019 Distributions

Chicago (February 5, 2020) - JLL Income Property Trust, an institutionally managed, daily valued perpetual life REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX), today announced the income tax treatment of its 2019 dividends. For the tax year ended December 31, 2019, dividend tax reporting will show 100% long-term capital gain.
As discussed in the company’s August 13, 2019 press release and subsequent 8-K filing, the company’s third quarter 2019 dividend included a $0.04 per share special dividend to reduce certain state income taxes due from the capital gains on the sale of 111 Sutter Street, a San Francisco multi-tenant office property sold in February 2019. In that communication to stockholders, the company estimated that the $120 million in taxable gain from the 111 Sutter sale would be fully sheltered from federal taxation at the company level but would result in dividends paid throughout 2019 to be characterized as long-term capital gain - a reduced tax rate as compared to ordinary income tax rates for most stockholders.
“Our primary investment objectives remain durability of dividend distributions and preservation of invested capital,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “However, we also strive to be a source of longer-term tax-advantaged income for stockholders. The 111 Sutter Street sale last year was strategic in terms of underweighting our portfolio allocation to higher risk markets and property types,” noted Swaringen. “Additionally, at Sutter’s $227 million sale price, we chose to reinvest the proceeds across multiple new property and market investments, further diversifying our portfolio and establishing a higher depreciable basis in those new investments for the long-term tax benefits of current and future stockholders in lieu of completing a 1031 like-kind exchange as we have done with previous dispositions.”

The table below summarizes the income tax treatment of distributions paid to Class A stockholders during the year ended December 31, 2019:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Unrecaptured Section 1250 Gain
12/28/2018	2/1/2019	$0.10652	$0.10652	100%	$0.03711
3/28/2019	5/1/2019	0.11216	0.11216	100%	0.03908
6/27/2019	8/1/2019	0.11214	0.11214	100%	0.03907
9/27/2019	11/1/2019	0.15184	0.15184	100%	0.05290
Total		$0.48266	$0.48266	100%	$0.16816

(1)	Distributions per share are net of dealer manager fees of 0.85% of NAV.

(2)	Distributions of Capital Gain Income include 34.84% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class M stockholders during the year ended December 31, 2019:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Unrecaptured Section 1250 Gain
12/28/2018	2/1/2019	$0.12141	$0.12141	100%	$0.04230
3/28/2019	5/1/2019	0.12662	0.12662	100%	0.04411
6/27/2019	8/1/2019	0.12643	0.12643	100%	0.04405
9/27/2019	11/1/2019	0.16642	0.16642	100%	0.05798
Total		$0.54088	$0.54088	100%	$0.18844

(1)	Distributions per share are net of dealer manager fees of 0.30% of NAV.

(2)	Distributions of Capital Gain Income include 34.84% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class A-I stockholders during the year ended December 31, 2019:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Unrecaptured Section 1250 Gain
12/28/2018	2/1/2019	$0.12145	$0.12145	100%	$0.04231
3/28/2019	5/1/2019	0.12653	0.12653	100%	0.04408
6/27/2019	8/1/2019	0.12653	0.12653	100%	0.04408
9/27/2019	11/1/2019	0.16660	0.16660	100%	0.05804
Total		$0.54111	$0.54111	100%	$0.18852

(1)	Distributions per share are net of dealer manager fees of 0.30% of NAV.

(2)	Distributions of Capital Gain Income include 34.84% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class M-I stockholders during the year ended December 31, 2019:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Unrecaptured Section 1250 Gain
12/28/2018	2/1/2019	$0.13000	$0.13000	100%	$0.04529
3/28/2019	5/1/2019	0.13500	0.13500	100%	0.04703
6/27/2019	8/1/2019	0.13500	0.13500	100%	0.04703
9/27/2019	11/1/2019	0.17500	0.17500	100%	0.06097
Total		$0.57500	$0.57500	100%	$0.20033

(1)	Distributions of Capital Gain Income include 34.84% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class D stockholders during the year ended December 31, 2019:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Unrecaptured Section 1250 Gain
12/28/2018	2/1/2019	$0.13000	$0.13000	100%	$0.04529
3/28/2019	5/1/2019	0.13500	0.13500	100%	0.04703
6/27/2019	8/1/2019	0.13500	0.13500	100%	0.04703
9/27/2019	11/1/2019	0.17500	0.17500	100%	0.06097
Total		$0.57500	$0.57500	100%	$0.20033

(1)	Distributions of Capital Gain Income include 34.84% of Unrecaptured Section 1250 Gain.

The dollar amount reported on each investor's respective 1099-DIV will depend on the total amount of distributions received throughout the year which can be affected by the share class held and the length of time the shares were owned. The distribution declared on November 1, 2019, paid on February 3, 2020, will be a 2020 tax event and is not reflected in the 2019 tax allocation.
This release is based on the preliminary results of work on the company's tax filings and may be subject to adjustment. The income tax allocation for the distributions discussed above has been calculated using the best available information as of the date of the release. The company is releasing information at this time to aid those required to distribute Forms 1099 on the company's distributions. Tax treatment of distributions is dependent on a number of factors and there is no guarantee that future distributions will qualify as a non-dividend distribution, return of capital or long-term capital gain.
JLL Income Property Trust is an institutionally managed, daily NAV REIT that gives investors access to a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.
For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Income Property Trust (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing apartment, industrial, office and grocery-anchored retail properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management, Inc., a member of the JLL group and advisor to JLL Income Property Trust, is one of the world’s leading real estate investment managers with approximately US$68 billion of private and public equity and private debt investments under management (as of Q4 2019). LaSalle’s diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open and closed-end funds, public securities and entity-level investments. LaSalle is a wholly-owned, operationally independent subsidiary of Jones Lang LaSalle Inc. (NYSE: JLL), one of the world’s largest real estate companies. For more information please visit www.lasalle.com.

Forward-Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.